Exhibit T3B.57A

ASSIGNMENT OF MEMBERSHIP INTEREST

OAK PARK HOLDING I, LLC

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Oak Park Holding I, LLC, a Kansas limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Amended and Restated Limited Liability Company Agreement of the Company dated November 16, 2005, by and between Assignor and CBL & Associates Management, Inc., a Delaware corporation, (“CBL Management”), including amendments, modifications or supplements thereto (collectively, the “Agreement”).

CBL Management is also a member of the Company pursuant to the Agreement, currently holds 0.5% membership interest in the Company, and joins in this Assignment to illustrate its consent to the admission of Assignor as a member to the Company.

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a member of the Company, (b) Assignor will cease to be a member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ACKNOLWEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

CBL & ASSOCIATES MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

99.5% membership interest in Oak Park Holding I, LLC

MODIFICATION NO. ONE TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

OAK PARK HOLDING I, LLC

This Modification No. One to Amended and Restated Limited Liability Company Agreement of Oak Park Holding I, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (herein referred to as “HoldCo II”) and CBL & Associates Management, Inc., a Delaware corporation, (“CBL Management”). HoldCo II and CBL Management are also collectively referred to herein as “Members”.

WITNESSETH:

WHEREAS, Oak Park Holding I, LLC, a Kansas limited liability company (the “Company”) is governed by that certain Amended and Restated Limited Liability Company Agreement of the Company dated November 16, 2005 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (an “Original Member”) has assigned 100% of its beneficial and ownership interests in the Company to HoldCo II which constitutes a 99.5% membership interest in the Company pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, CBL Management is also a member of the Company pursuant to the Agreement and currently holds 0.5% membership interest in the Company;

WHEREAS, the Members desire to amend and modify the Agreement (i) to reflect the Assignment, including recording HoldCo II as a Member of the Company on the books and records of the Company, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Members do hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Members” shall include those Members shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

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3.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto to confirm the Managers.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBERS:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CBL & ASSOCIATES MANAGEMENT, INC., a Delaware corporation

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “B”

To Modification No. One To

Amended and Restated Limited Liability Company Agreement Of

OAK PARK HOLDING I, LLC

Name, Address	Percentage Interest	Cash Previously Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99.5%	$42,776,751.27
CBL & Associates Management, Inc. CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	0.5%	$213,883.76

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EXHIBIT “C”

To Modification No. One To

Amended and Restated Limited Liability Company Agreement Of

OAK PARK HOLDING I, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership
Secretary:	CBL Holdings I, Inc.

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